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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ----------------------


                                       FORM 8-K

                                    CURRENT REPORT


        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



           Date of Report (date of earliest event reported):  June 10, 1998




                           Commission file number 33-97752
                                 VAN DE KAMP'S, INC.
                (Exact Name of Registrant as Specified in Its Charter)




            DELAWARE                                       43-172518
            --------                                       ---------
(State or Other Jurisdiction of                (IRS Employer Identification No.)
 Incorporation or Organization)

                             1000 St. Louis Union Station
                              St. Louis, Missouri 63103
             (Address of Principal Executive Office, Including Zip Code)

                                    (314) 241-0303
                 (Registrant's Telephone Number, Including Area Code)

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ITEM 5.   OTHER EVENTS

     On June 10, 1998, a Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 (the "Registration Statement") was filed with the Securities and Exchange Commission relating to a proposed initial public offering ("IPO") of common stock of a company (the "Public Company") to be formed and into which Van de Kamp's, Inc. (the "Company") will be merged upon consummation of the IPO.
The Registration Statement states that the Public Company, as successor to the Company, intends to redeem all of the Company's 12% Senior Subordinated Notes due 2005 (the "Notes"), issued under an Indenture, dated as of September 15, 1995, between the Company and Harris Trust and Savings Bank, as Trustee. As disclosed in the Company's Current Report on Form 8-K filed on April 22, 1998, the Company intends to redeem up to $35 million principal amount of the Notes and pay the associated redemption premium with a portion of the net proceeds from the IPO. The Company intends to redeem the remaining $65 million principal amount of Notes and the associated redemption premium through borrowing under its senior bank facilities. No assurance can be given that the Registration Statement will become effective or that the IPO or such redemptions will be consummated.


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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             VAN DE KAMP'S, INC.



Date:  June 10, 1998                    By: /s/ Thomas O. Ellinwood
                                           --------------------------------
                                             Thomas O. Ellinwood
                                             President


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